EXHIBIT 24.1




                      INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in this Registration Statement of Host America Corporation on Form S-8 of our report dated August 21, 2000, appearing in the Annual Report on Form 10-KSB of Host America Corporation for the year ended June 30, 2000.


                              /s/ DISANTO BERTOLINE & COMPANY, P.C.

Glastonbury, Connecticut
August 21, 2000